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                                                                     EXHIBIT 8.1


                   SUBSIDIARIES OF PETROCHINA COMPANY LIMITED


I.       WHOLLY-OWNED SUBSIDIARIES

1.       Daqing Oilfield Limited Company
2.       PetroChina Marketing Company Limited
3.       PetroChina International Limited

II.      CONTROLLED SUBSIDIARIES

1.       China National United Oil Corporation
2.       Dalian West Pacific Petrochemical Company
3.       Beijing Gas Transmission Company
4.       Liaohe Jinma Oilfield Company Limited
5.       Jilin Chemical Industrial Company Limited
6.       Jinzhou Petrochemical Limited Company
7.       Gansu Tri-Star Petrochemical Group Company Limited
8.       Petroleum Long Champ (Group) Company Limited
9.       PetroChina International Co., Ltd.


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                    BRANCH COMPANIES AND RESEARCH INSTITUTES
                        UNDER PETROCHINA'S DIRECT CONTROL


1.       PetroChina Exploration & Production Company
2.       PetroChina Refining & Marketing Company
3.       PetroChina Chemicals & Marketing Company
4.       PetroChina Natural Gas & Pipeline Company
5.       PetroChina Liaohe Oilfield Company
6.       PetroChina Jilin Oilfield Company
7.       PetroChina Dagang Oilfield Company
8.       PetroChina Huabei Oilfield Company
9.       PetroChina Changqing Oilfield Company
10.      PetroChina Xinjiang Oilfield Company
11.      PetroChina Southwest Oil & Gasfield Company
12.      PetroChina Qinghai Oilfield Company
13.      PetroChina Tarim Oilfield Company
14.      PetroChina Tuha Oilfield Company
15.      PetroChina Yumen Oilfield Company
16.      PetroChina Jidong Oilfield Company
17.      PetroChina Zhejiang Exploration Company
18.      PetroChina Daqing Petrochemical Company
19.      PetroChina Fushun Petrochemical Company
20.      PetroChina Liaoyang Petrochemical Company
21.      PetroChina Lanzhou Petrochemical Company
22.      PetroChina Urumqi Petrochemical Company
23.      PetroChina Jilin Petrochemical Company
24.      PetroChina Ningxia Petrochemical Company
25.      PetroChina Dalian Petrochemical Company
26.      PetroChina Jinzhou Petrochemical Company
27.      PetroChina Jinxi Petrochemical Company
28.      PetroChina Harbin Petrochemical Company
29.      PetroChina Qian'guo Petrochemical Company
30.      PetroChina Dushanzi Petrochemical Company
31.      PetroChina Daqing Refining & Petrochemical Company
32.      PetroChina Dagang Petrochemical Company
33.      PetroChina North China Petrochemical Company
34.      PetroChina Hohhot Petrochemical Company
35.      PetroChina North China Chemicals & Marketing Company
36.      PetroChina East China Chemicals & Marketing Company
37.      PetroChina Northeast Chemicals & Marketing Company
38.      PetroChina Northwest Chemicals & Marketing Company
39.      PetroChina Lubricant Company
40.      PetroChina Northwest Marketing Company
41.      PetroChina Northeast Marketing Company
42.      PetroChina Southwest Marketing Company
43.      PetroChina East China Marketing Company
44.      PetroChina North China Marketing Company
45.      PetroChina Heilongjiang Marketing Company


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46.      PetroChina Jilin Marketing Company
47.      PetroChina Liaoning Marketing Company
48.      PetroChina Dalian Marketing Company
49.      PetroChina Inner Mongolia Marketing Company
50.      PetroChina Ningxia Marketing Company
51.      PetroChina Gansu Marketing Company
52.      PetroChina Shaanxi Marketing Company
53.      PetroChina Qinghai Marketing Company
54.      PetroChina Xinjiang Marketing Company
55.      PetroChina Sichuan Marketing Company
56.      PetroChina Chongqing Marketing Company
57.      PetroChina Tibet Marketing Company
58.      PetroChina Dalian Marine Shipping Company
59.      PetroChina Pipeline Company
60.      PetroChina North China Natural Gas & Pipeline Company
61.      PetroChina Liaohe Petrochemical Company
62.      PetroChina Karamay Petrochemical Company
63.      PetroChina Changqing Petrochemical Company
64.      PetroChina Daqing Chemicals & Marketing Center
65.      PetroChina Fushun Chemicals & Marketing Center
66.      PetroChina Liaoyang Chemicals & Marketing Center
67.      PetroChina Ningxia Chemicals & Marketing Center
68.      PetroChina Dushanzi Chemicals & Marketing Center
69.      PetroChina Urumqi Chemicals & Marketing Center
70.      PetroChina Lanzhou Chemicals & Marketing Center
71.      PetroChina Jilin Chemicals & Marketing Center
72.      PetroChina West-East Gas Pipeline Company
73.      PetroChina Exploration & Development Research Institute
74.      PetroChina Planning & Engineering Institute


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